                                                                      Exhibit 12
                                                                      ----------

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
                                                                       Three Months Ended                Six Months Ended
                                                                       ------------------                ----------------
                                                                            June 30,                           June 30,
                                                                            -------                            -------
                                                                    1999             1998              1999               1998
                                                                    ----             ----              ----               ----
DETERMINATION OF RATIO OF EARNINGS TO
-------------------------------------
   FIXED CHARGES:
   -------------

Loss before benefit for income taxes and extraordinary charge     ($1,672,823)        ($630,062)      ($1,063,123)     ($3,992,395)

Fixed charges
             Amortization of deferred financing costs                 297,847           243,275           594,146          328,435
             Interest expense                                       4,395,968         2,876,107         8,578,747        4,392,314
                                                                -------------      ------------     -------------     ------------
Earnings before fixed charges                                       3,020,992         2,489,320         8,109,770          728,354

Fixed charges
             Amortization of deferred financing costs                 297,847           243,275           594,146          328,435
             Interest expense                                       4,395,968         2,876,107         8,578,747        4,392,314
                                                                -------------      ------------     -------------     ------------
Total fixed charges                                                 4,693,815         3,119,382         9,172,893        4,720,749

Ratio of earnings to fixed charges                                       0.64X             0.80X             0.88X            0.15X
                                                                =============      ============     =============     ============
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